Exhibit 23.3
Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form on Form S-3 (Nos. 333-157174, 333-44513, and 333-114332) and Form S-8 (Nos. 33-54994, 33-80162, 333-31138, 333-54980, and 333-83392) of our report dated September 30, 2024, relating to the financial statements appearing in the Annual Report 10-K of Escalon Medical Corp. for the year ended June 30, 2024.

/s/ Marcum LLP

Marcum LLP

Marlton, NJ

September 29, 2025